Exhibit 99.1

Zymeworks Announces Succession Plan for Chief Medical Officer

Vancouver, British Columbia (April 19, 2021) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that Diana Hausman, M.D., will be transitioning out of her role as Zymeworks’ Chief Medical Officer (CMO) and assuming an executive advisory role until November 15th, 2021. Neil Josephson, M.D., who currently oversees Zymeworks’ global clinical studies in his role as Senior Vice President, Clinical Research, will assume the role of interim CMO.

“I am extremely grateful for Diana’s contribution to our clinical programs, as a member of the executive team, and to Zymeworks as a whole,” said Ali Tehrani, Ph.D., Zymeworks’ President and CEO. “I look forward to working with Diana through the transition as she continues to help us advance zanidatamab and ZW49 to the next set of clinical and commercial inflection points.”

“For the past two years, alongside Diana, Neil has been one of the key architects and contributors to our clinical strategy, accomplishments and growth,” Dr. Tehrani added. “Under Neil’s leadership, I am confident that we are in good hands as we proceed toward the commercialization of zanidatamab.”

“It has been an honor to lead the talented clinical team at Zymeworks during the last five years,” said Dr. Hausman. “I feel extremely proud in having been able to help advance our lead candidate, zanidatamab, from preclinical studies to our first pivotal trial in biliary tract cancer last year and our recent IND submission to the FDA for Zymeworks’ first randomized phase 3 study in 1st line HER2-positive gastric cancer.”

Dr. Hausman added, “I look forward to continuing to work with Neil over the next few months as we launch the phase 3 trial in gastric cancer and I’m confident in his leadership and the strength of our experienced clinical team as we enter this next phase of clinical development through to commercialization.”

Dr. Hausman has had a rewarding 20-year career in clinical drug development at several biopharmaceutical companies including Oncothyreon Inc., ZymoGenetics, Inc., Berlex, Inc., Immunex Corporation, and as Zymeworks’ first CMO, since 2016. During her tenure, Dr. Hausman built the clinical research division at Zymeworks from two to over 120 people and oversaw the clinical development of ZW49 and zanidatamab, the latter currently in five phase 2 clinical trials including a pivotal trial in relapsed or refractory HER2-amplified biliary tract cancer (HERIZON-BTC-01).

Assuming the role of interim CMO is Dr. Neil Josephson, who joined Zymeworks in 2019 as Vice President, Clinical Research and was promoted to Senior Vice President, Clinical Research last year. Prior to joining Zymeworks, Dr. Josephson spent nearly six years at Seagen Inc., most recently as Vice President of Clinical Development, where he worked on multiple early and late-stage programs, including leading the approval of ADCETRIS® for the 1st line treatment of advanced Hodgkin’s lymphoma. Before joining Seagen, he was an Associate Professor of Medicine in the Division of Hematology at University of Washington. He received an M.D. degree from Columbia University and an A.B. from Dartmouth College.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab (ZW25), is a novel Azymetric™ bispecific antibody which has been granted Breakthrough Therapy designation by the FDA and is currently enrolling in a pivotal clinical trial for refractory HER2-amplified biliary tract cancer (HERIZON-BTC-01) as well as several Phase 2 clinical trials for HER2-expressing gastroesophageal and breast cancers. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2-targeting antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to Zymeworks’ CMO succession plan, clinical and preclinical development of its product candidates and related clinical trials, commercialization plans, and other information that is not historical information. When used herein, words such as “will”, “continue”, “may”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Annual Report on Form 10-K for its fiscal year ended December 31, 2020 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com